UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 26, 2009

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

c/o PacificNet Inc.
33F, Caiyun Court, Caihong Xindu, Caitian road, Futian District, Shenzhen 518026
 (Address of Principal Executive Offices) (Zip Code)

86-0755-82913405
 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2009, Mr. Victor Tong resigned as the Chief Executive Officer and President of PacificNet Inc. (the "Company" or "PacificNet"). There is no disagreement between Mr. Victor Tong, the board and the management.

On April 27, 2009, Mr. Victor Tong, Sean Wang, Jin Tao and Geremy Goodwin resigned as the directors of board of PacificNet Inc. There is no disagreement between the directors, the board and the management.

On April 27, 2009, Mr. Mike Fei resigned as the secretary of the board of directors and China Legal Counsel of PacificNet Inc. There is no disagreement between Mr. Mike Fei, the board and the management.

On April 27, 2009, Mr. WONG TZE-TO (Phillip Wong) resigned as the Chief Financial Officer of PacificNet Inc. There is no disagreement between Mr. WONG TZE-TO (Phillip Wong), the board and the management.

On May 26, 2009, the Company approved Mr. CHAN Chi Hung (William Chan) as new Chief Executive Officer;

On May 26, 2009, the Company approved Ms. ZHAN Jin Hong as new Chief Financial Officer;

On May 26, 2009, the Company approved Ms. Chen Ling Yun as new Company Secretary.

On May 26, 2009, the Company approved Mr. David Wong as a new Independent Director on the Botird of Directors of Pacificnet Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC.

By:	/s/ Chan Chi Hung (William Chan)
Name: Chan Chi Hung (William Chan)
Title: CEO

Dated: May 26, 2009